Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

ConnectOne Bancorp, Inc. (formerly Center Bancorp, Inc.)
Englewood Cliffs, NJ

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196933, No. 333-100884, No. 333-110710, No.333-157189, No. 333-165787, and No. 333-189210) and Form S-8 (No. 333-197239, No. 333-37436, No. 333-37434, No. 333-116174, No. 333-125747, No. 333-148323 and No. 333-160111) of ConnectOne Bancorp, Inc. of our report dated March 5, 2014, relating to the consolidated financial statements of ConnectOne Bancorp, Inc.’s which appears in this Form 10-K.

/s/ BDO, USA LLP
BDO, USA LLP Philadelphia,
Pennsylvania
March 13, 2015